Exhibit 99.1

RLI REPORTS FIRST QUARTER 2020 RESULTS

PEORIA, ILLINOIS, April 21, 2020 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported  a first quarter 2020 net loss of $61.3 million (-$1.36 per share), compared to net earnings of  $65.5 million ($1.46 per share) for the first quarter of 2019. Operating earnings(1) for the first quarter of 2020 were $29.8 million ($0.66 per share), compared to $31.8 million ($0.71 per share) for the same period in 2019.

	First Quarter
Earnings Per Diluted Share	2020	2019
Net earnings (loss)	$(1.36)	$1.46
Operating earnings (1)	$0.66	$0.71

(1)See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

•	Underwriting income(1) of $17.2 million on a combined ratio(1) of 92.0.
•	6% increase in gross premiums written.
•	Net favorable development in prior years’ loss reserves, resulting in a $12.9 million net increase in underwriting income.
•	Book value per share of $20.38, a decrease of 7% (inclusive of dividends) from year-end 2019.

“First and foremost, I want to acknowledge the uncertainties we are all facing as a result of the COVID-19 pandemic,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Amid rapidly changing dynamics, we’ve focused on providing strong service to our customers and support to our employee owners. I want to thank all of our associates for their resilience and inspiring commitment to our customers during these challenging times.”

“While stress in the capital markets drove a net loss and a decline in book value in the first quarter, we achieved growth in gross premiums written across all product segments and an underwriting profit. Our underwriting results are a testament to our talented team, hallmark discipline and service-oriented culture. We will continue to maintain focus on serving all of our stakeholders while navigating the current climate.”

Underwriting Income

RLI achieved $17.2 million of underwriting income in the first quarter of 2020 on a 92.0 combined ratio, compared to $22.4 million on an 89.0 combined ratio in 2019. Results for both years include net favorable development in prior years’ loss reserves, which totaled $12.9 million and  $16.6 million for 2020 and 2019, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2020	2019		2020	2019
Casualty	$(1.3)	$5.3	Casualty	100.9	96.1
Property	9.9	8.3	Property	77.7	78.7
Surety	8.6	8.8	Surety	68.9	69.5
Total	$17.2	$22.4	Total	92.0	89.0

(1)	See discussion below: Non-GAAP and Performance Measures.

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Other Income

Net investment income for the quarter increased 7.3% to $17.8 million, compared to the same period in 2019. The investment portfolio’s total return was -4.3% for the quarter.

RLI’s comprehensive loss  was  $74.3 million for the quarter (-$1.65 per share),  compared to comprehensive earnings of $94.8 million ($2.11 per share) for the same quarter in 2019. In addition to net earnings, comprehensive earnings (loss) included after-tax unrealized gains/(losses) from the fixed income portfolio.

Equity in earnings of unconsolidated investees was $4.5 million for the quarter compared to $5.3 million from the same period last year. These results are related to Maui Jim, Inc. ($2.6 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($1.9 million), a specialty insurance company. For the first quarter of 2019, equity in earnings of unconsolidated investees from Maui Jim and Prime was $3.6 million and $1.7 million, respectively.

Dividends Paid in the First Quarter of 2020

On March  20, 2020,  the company paid a regular quarterly dividend of $0.23 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $527 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2020 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, April 22, 2020, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/mmc/p/yprytkj4.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2019.

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About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 44 consecutive years and delivered underwriting profits for 24 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Vice President, Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2020	2019
		1st Qtr	1st Qtr
Operating Earnings Per Share(1)		$0.66	$0.71

Specific items included in operating earnings per share:(2) (3)
•	Net favorable development in casualty prior years' reserves	$0.12	$0.21
•	Net favorable development in property prior years' reserves	$0.05	$0.02
•	Net favorable development in surety prior years' reserves	$0.06	$0.06
•	Catastrophe impact
	▪ 2020 storms	$(0.01)	$-
	▪ 2019 and prior events	$-	$(0.01)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP

2020 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
SUMMARIZED INCOME STATEMENT DATA:	2020	2019	% Change
Net premiums earned	$215,582	$204,689	5.3%
Net investment income	17,778	16,565	7.3%
Net realized gains	15,152	9,068	67.1%
Net unrealized gains (losses) on equity securities	(130,395)	33,498	-
Consolidated revenue	$118,117	$263,820	(55.2)%
Loss and settlement expenses	111,021	94,297	17.7%
Policy acquisition costs	72,941	71,292	2.3%
Insurance operating expenses	14,381	16,667	(13.7)%
Interest expense on debt	1,897	1,861	1.9%
General corporate expenses	1,755	3,276	(46.4)%
Total expenses	$201,995	$187,393	7.8%
Equity in earnings of unconsolidated investees	4,514	5,314	(15.1)%
Earnings (loss) before income taxes	$(79,364)	$81,741	-
Income tax expense (benefit)	(18,097)	16,268	-
Net earnings (loss)	$(61,267)	$65,473	-

Other comprehensive earnings (loss), net of tax	(13,031)	29,301	-
Comprehensive earnings (loss)	$(74,298)	$94,774	-

Operating earnings(1):
Net earnings (loss)	$(61,267)	$65,473	-
Less:
Realized gains	(15,152)	(9,068)	67.1%
Income tax on realized gains	3,182	1,904	67.1%
Unrealized (gains) losses on equity securities	130,395	(33,498)	-
Income tax on unrealized gains (losses) on equity securities	(27,383)	7,035	-
Operating earnings	$29,775	$31,846	(6.5)%

Return on Equity:
Net earnings (trailing four quarters)	6.8%	13.8%
Comprehensive earnings (trailing four quarters)	9.4%	16.3%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	44,920	44,887

Net earnings (loss) per share	$(1.36)	$1.46	-
Less:
Realized gains	(0.34)	(0.20)	70.0%
Income tax on realized gains	0.07	0.04	75.0%
Unrealized (gains) losses on equity securities	2.90	(0.75)	-
Income tax on unrealized gains (losses) on equity securities	(0.61)	0.16	-
EPS from operations(1)	$0.66	$0.71	(7.5)%

Comprehensive earnings (loss) per share	$(1.65)	$2.11	-

Cash dividends per share - ordinary	$0.23	$0.22	4.5%

Net Cash Flow provided by (used in) Operations	$(5,767)	$30,787	-

(1)	See discussion above: Non-GAAP and Performance Measures.

RLI CORP

2020 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2020	2019	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$1,963,585	$1,983,086	(1.0)%
(amortized cost - $1,912,851 at 3/31/20)
(amortized cost - $1,915,278 at 12/31/19)
Equity securities, at fair value	356,403	460,630	(22.6)%
(cost - $272,152 at 3/31/20)
(cost - $262,131 at 12/31/19)
Other invested assets	53,562	70,441	(24.0)%
Cash and cash equivalents	42,701	46,203	(7.6)%
Total investments and cash	$2,416,251	$2,560,360	(5.6)%

Premiums and reinsurance balances receivable	154,084	160,369	(3.9)%
Ceded unearned premiums	88,789	93,656	(5.2)%
Reinsurance balances recoverable on unpaid losses	366,441	384,517	(4.7)%
Deferred policy acquisition costs	84,208	85,044	(1.0)%
Property and equipment	52,741	53,121	(0.7)%
Investment in unconsolidated investees	108,081	103,836	4.1%
Goodwill and intangibles	54,025	54,127	(0.2)%
Other assets	53,991	50,691	6.5%
Total assets	$3,378,611	$3,545,721	(4.7)%

Unpaid losses and settlement expenses	$1,574,760	$1,574,352	0.0%
Unearned premiums	516,867	540,213	(4.3)%
Reinsurance balances payable	30,865	25,691	20.1%
Funds held	80,333	83,358	(3.6)%
Income taxes - deferred	26,546	56,727	(53.2)%
Bonds payable, long-term debt	149,349	149,302	0.0%
Accrued expenses	27,536	66,626	(58.7)%
Other liabilities	56,650	54,064	4.8%
Total liabilities	$2,462,906	$2,550,333	(3.4)%
Shareholders' equity	915,705	995,388	(8.0)%
Total liabilities & shareholders' equity	$3,378,611	$3,545,721	(4.7)%

OTHER DATA:

Common shares outstanding (in 000's)	44,923	44,869

Book value per share	$20.38	$22.18	(8.1)%
Closing stock price per share	$87.93	$90.02	(2.3)%

Statutory surplus	$943,133	$1,029,671	(8.4)%

RLI CORP

2020 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended March 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2020

Gross premiums written	$159,236		$56,721		$29,875		$245,832
Net premiums written	127,177		41,427		28,499		197,103
Net premiums earned	143,420		44,348		27,814		215,582
Net loss & settlement expenses	94,265	65.7%	15,971	36.0%	785	2.8%	111,021	51.5%
Net operating expenses	50,478	35.2%	18,469	41.7%	18,375	66.1%	87,322	40.5%
Underwriting income (loss) (1)	$(1,323)	100.9%	$9,908	77.7%	$8,654	68.9%	$17,239	92.0%

2019

Gross premiums written	$152,107		$49,021		$29,784		$230,912
Net premiums written	124,902		37,322		28,447		190,671
Net premiums earned	136,900		38,746		29,043		204,689
Net loss & settlement expenses	80,454	58.8%	12,933	33.4%	910	3.1%	94,297	46.0%
Net operating expenses	51,103	37.3%	17,567	45.3%	19,289	66.4%	87,959	43.0%
Underwriting income (loss) (1)	$5,343	96.1%	$8,246	78.7%	$8,844	69.5%	$22,433	89.0%

(1)	See discussion above: Non-GAAP and Performance Measures.